Patrick Industries, Inc. Completes Acquisition of Creative Wood Designs, Inc.

ELKHART, Ind., Sept. 14, 2012 /PRNewswire/ -- Patrick Industries, Inc. (NASDAQ: PATK) (the "Company") announced today the acquisition of the business and certain assets of Creative Wood Designs, Inc. ("Creative"), a manufacturer of hardwood furniture including interior hardwood tables, chairs, dinettes, trim, fascia, mouldings, and other miscellaneous products for the recreational vehicle ("RV") industry. Creative, based in Ligonier, Indiana and with 2012 annual revenues expected to be approximately $18 million, marks Patrick's sixth acquisition since June 2011 and the third this year.

"The acquisition of Creative Wood Designs, along with the other businesses we have acquired over the past 15 months, will allow Patrick to further expand its presence in the RV market and increase our product offerings, market share, and per unit content," stated Todd Cleveland, President and Chief Executive Officer. "In addition, we are excited to leverage our operational talent and expertise, particularly as it relates to our own custom hardwood manufacturing knowledge and processes, with those of Creative. Creative is a major supplier in the RV hardwood furniture market and will be an asset to our organization as we continue to focus on providing new and innovative products to our customer base."

The business will continue to operate on a stand-alone basis under the Creative Wood Designs brand name in its existing 250,000 square foot facility in Ligonier. The purchase price for the assets was approximately $5.7 million, including a contingent payment based on future performance, and was funded under the Company's revolving credit facility. The acquisition is expected to be immediately accretive to earnings per share.

"Creative is a natural fit with Patrick's existing RV and commercial businesses as it brings many competitive advantages to our Company, including high-quality custom-built product lines, strategic sales and supplier relationships, exceptional customer service, industry experience, and breadth and depth of products," said Mr. Cleveland. "The strength and dedication of Creative's management team, with more than 25 years of industry and operational experience, and its long-standing trusted customer relationships will be an asset to our organization as we continue to capitalize on our core competencies and execute on our strategic initiatives."

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 12 states. Patrick's major manufactured products include decorative vinyl and paper panels, countertops, wrapped profile mouldings, cabinet doors and components, interior passage doors, hardwood furniture, exterior graphics, and slotwall and slotwall components. The Company also distributes drywall and drywall finishing products, electronics, wiring, electrical and plumbing products, cement siding, interior passage doors, roofing products, laminate flooring, shower doors, furniture, fireplace and slide-out surrounds and fascia, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of recent acquisitions, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

CONTACT: Julie Ann Kotowski, Patrick Industries, Inc., +1-574-294-7511, kotowskj@patrickind.com